AMERICAN REALTY CAPITAL PROPERTIES, INC.
UP TO 8,800,000 SHARES OF COMMON STOCK

DEALER MANAGER AGREEMENT

July 7, 2011

Realty Capital Securities, LLC
Three Copley Place, Suite 3300
Boston, Massachusetts 02116

Ladenburg Thalmann & Co. Inc.
520 Madison Avenue, 9th Floor
New York, New York 10022

Ladies and Gentlemen:

American Realty Capital Properties, Inc. (the “Company”) is a Maryland corporation that intends to qualify to be taxed as a real estate investment trust (a “REIT”) for federal income tax purposes beginning with the taxable year ending December 31, 2011, or the first year during which the Company begins material operations.  The Company proposes to offer up to 8,800,000 shares (the “Shares”) of its common stock, $.01 par value per share (the “Common Stock”), for a purchase price of $12.50 per share (subject in certain circumstances to discounts), in its initial public offering (the “Offering”), (i) up to twenty-five percent (25%) of which may be offered and sold to the Company’s directors, officers, employees and other individuals associated with the Company and members of their families pursuant to the Company’s directed share program (the “Directed Share Program”) and (ii) up to 2,450,000 shares of which may be offered and sold to holders of interests in ARC Income Properties, LLC and ARC Income Properties III, LLC, which hold certain indebtedness that will be repaid in connection with the Offering, pursuant to the Company’s discounted share program (the “Discounted Share Program”), all upon the other terms and subject to the conditions set forth in the Prospectus (as defined in Section 1(a)).

The Company will conduct all its business activities through ARC Properties Operating Partnership, L.P., a Delaware limited partnership of which the Company is the general partner (the “Operating Partnership”).

Upon the terms and subject to the conditions contained in this Dealer Manager Agreement (this “Agreement”), the Company hereby appoints Realty Capital Securities, LLC, a Delaware limited liability company (“RCS”) and Ladenburg Thalmann & Co. Inc., a Delaware corporation (“Ladenburg,” and together with RCS, the “Dealer Managers”), to act as the exclusive dealer managers for the Offering, and the Dealer Managers desire to accept such engagement.

1.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING PARTNERSHIP.  The Company and the Operating Partnership hereby represent, warrant and agree during the term of this Agreement as follows:

(a)         REGISTRATION STATEMENT AND PROSPECTUS.  In connection with the Offering, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-172205) on Form S-11 for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission promulgated thereunder (the “Securities Act Rules and Regulations”); one or more amendments to such registration statement have been or may be so prepared and filed.  The registration statement on Form S-11 and the prospectus contained therein, as finally amended at the date the registration statement is declared effective by the Commission (the “Effective Date”) are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus”, except that (i) if the Company files a post-effective amendment to such registration statement, then the term “Registration Statement” shall, from and after the declaration of the effectiveness of such post-effective amendment by the Commission, refer to such registration statement as amended by such post-effective amendment, and the term “Prospectus” shall refer to the amended prospectus then on file with the Commission, and (ii) if the prospectus filed by the Company pursuant to either Rule 424(b) or 424(c) of the Securities Act Rules and Regulations shall differ from the prospectus on file at the time the Registration Statement or the most recent post-effective amendment thereto, if any, shall have become effective, then the term “Prospectus” shall refer to such prospectus filed pursuant to either Rule 424(b) or 424(c), as the case may be, from and after the date on which it shall have been filed.  The term “preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Shares as contemplated by Rule 430 or Rule 430A of the Securities Act Rules and Regulations included at any time as part of the Registration Statement.  As used herein, the term “Effective Date” also shall refer to the effective date of each post-effective amendment to the Registration Statement, unless the context otherwise requires.

(b)         COMPLIANCE WITH THE SECURITIES ACT, ETC.  During the term of this Agreement:

(i)           on (A) each applicable Effective Date, (B) the date of the preliminary Prospectus, (C) the date of the Prospectus and (D) the date any supplement to the Prospectus is filed with the Commission, the Registration Statement, the Prospectus and any amendments or supplements thereto, as applicable, have complied, and will comply, in all material respects with the Securities Act, the Securities Act Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Rules and Regulations”); and

(ii)          the Registration Statement does not, and any amendment thereto will not, in each case as of the applicable Effective Date, include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Prospectus does not, and any amendment or supplement thereto will not, as of the applicable filing date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing provisions of this Section 1(b) will not extend to any statements contained in or omitted from the Registration Statement, the Prospectus or any amendment or supplement thereto that are based upon written information furnished to the Company by the Dealer Managers expressly for use therein.

(c)         SECURITIES MATTERS.  There has not been (i) any request by the Commission for any further amendment to the Registration Statement or the Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the Company’s knowledge, threat of any proceeding for that purpose, or (iii) any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or any initiation or, to the Company’s knowledge, threat of any proceeding for such purpose.  The Company is in compliance in all material respects with all federal and state securities laws, rules and regulations applicable to it and its activities, including, without limitation, with respect to the Offering and the sale of the Shares.

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(d)           COMPANY STATUS.  The Company is a corporation duly formed and validly existing under the general laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(e)           AUTHORIZATION OF AGREEMENT.  This Agreement is duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws).

The execution and delivery of this Agreement and the performance of this Agreement, the consummation of the transactions contemplated herein and the fulfillment of the terms hereof, do not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under:  (i) the Company’s or any of its subsidiaries’ charter, bylaws, or other organizational documents, as the case may be; (ii) any indenture, mortgage, stockholders’ agreement, voting trust, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties is bound except, for purposes of this clause (ii) only, for such conflicts, breaches or defaults that do not result in and could not reasonably be expected to result in, individually or in the aggregate, a Company MAE (as defined below in this Section 1(e)); or (iii) any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their properties.  No consent, approval, authorization or order of any court or other governmental agency or body has been obtained or is required for the performance of this Agreement or for the consummation by the Company of any of the transactions contemplated hereby (except as have been obtained under the Securities Act, the Exchange Act, from the Financial Industry Regulatory Authority, Inc. (“FINRA”) or as may be required under state securities or applicable blue sky laws in connection with the offer and sale of the Shares or under the laws of states in which the Company may own real properties in connection with its qualification to transact business in such states or as may be required by subsequent events which may occur).  Neither the Company nor any of its subsidiaries is in violation of its charter, bylaws or other organizational documents, as the case may be.

As used in this Agreement, “Company MAE” means any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that is, or could reasonably be expected to be, materially adverse to (A) the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries (including, without limitation, the Operating Partnership), considered as one enterprise, or (B) the ability of the Company to perform its obligations under this Agreement or the validity or enforceability of this Agreement or the Shares.

(f)           ACTIONS OR PROCEEDINGS.  As of the initial Effective Date, there are no actions, suits or proceedings against, or investigations of, the Company or its subsidiaries (including, without limitation, the Operating Partnership), pending or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the issuance of the Shares or the consummation of any of the transactions contemplated by this Agreement, (iii) that might materially and adversely affect the performance by the Company of its obligations under or the validity or enforceability of, this Agreement or the Shares, (iv) that might result in a Company MAE, or (v) seeking to affect adversely the federal income tax attributes of the Shares except as described in the Prospectus.  The Company promptly will give notice to the Dealer Managers of the occurrence of any action, suit, proceeding or investigation of the type referred to in this Section 1(f) arising or occurring on or after the initial Effective Date.

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(g)           SALES LITERATURE.  Any supplemental sales literature or advertisement (including, without limitation, any “broker-dealer use only” material), regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which previously has been, or hereafter is, furnished or approved by the Company (collectively, “Approved Sales Literature”), shall, to the extent required, be filed with and approved by the appropriate securities agencies and bodies, provided that the Dealer Managers will make all FINRA filings, to the extent required.  Any and all Approved Sales Literature did not or will not at the time provided for use include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)           CAPITALIZATION.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus as “actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus), and such outstanding capital stock of the Company has been duly authorized, is validly issued, fully paid and nonassessable.   The Shares have been duly authorized and, when issued and sold as contemplated by the Prospectus and upon payment therefor as provided in this Agreement and the Prospectus, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

(i)            TAXES.  Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement or the execution, delivery and sale of the Shares have been or will be paid when due.

(j)            INVESTMENT COMPANY.  The Company is not, and neither the offer or sale of the Shares nor any of the activities of the Company will cause the Company to be, an “investment company” or under the control of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(k)           TAX RETURNS.  The Company has filed all material federal, state and foreign income tax returns required to be filed by or on behalf of the Company on or before the due dates therefor (taking into account all extensions of time to file) and has paid or provided for the payment of all such material taxes indicated by such tax returns and all assessments received by the Company to the extent that such taxes or assessments have become due.

(l)            REIT QUALIFICATIONS.  The Company will make a timely election to be subject to tax as a REIT pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) for its taxable year ended December 31, 2011, or the first year during which the Company begins material operations.  The Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT.  The Company’s current and proposed method of operation as described in the Registration Statement and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(m)          INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.  The accountants who have certified certain financial statements appearing in the Prospectus are an independent registered public accounting firm within the meaning of the Securities Act and the Securities Act Rules and Regulations.  Such accountants have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

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The Company and its subsidiaries (including, without limitation, the Operating Partnership) each maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(n)         PREPARATION OF THE FINANCIAL STATEMENTS.  The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly (1) the financial position of the Company, (2) the consolidated financial position of ARC Income Properties, LLC and its subsidiaries and (3) the consolidated financial position of ARC Income Properties III, LLC and its subsidiary, each as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  No other financial statements or supporting schedules are required to be included in the Registration Statement or any applicable Prospectus.

(o)         MATERIAL ADVERSE CHANGE.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, there has not occurred a Company MAE, whether or not arising in the ordinary course of business.

(p)         GOVERNMENT PERMITS.  The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, other than those which the failure to possess or own would not have, individually or in the aggregate, a Company MAE.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Company MAE.

(q)         OPERATING PARTNERSHIP.

(i)           The Operating Partnership is a limited partnership duly formed and validly existing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(ii)          This Agreement is duly and validly authorized, executed and delivered by or on behalf of the Operating Partnership and constitutes a valid and binding agreement of the Operating Partnership enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws).

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(iii)         The execution and delivery of this Agreement and the performance hereunder by the Operating Partnership does not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under:  (i) the Operating Partnership’s or any of its subsidiaries’ agreement of limited partnership, or other organizational documents; (ii) any indenture, mortgage, stockholders’ agreement, voting trust, note, lease or other agreement or instrument to which the Operating Partnership or any of its subsidiaries is a party or by which the Operating Partnership or any of its subsidiaries or any of their properties is bound except, for purposes of this clause (ii) only, for such conflicts, breaches or defaults that could not reasonably be expected to have or result in, individually or in the aggregate, (A) a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Operating Partnership, or (B) a Company MAE; or (iii) any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the Operating Partnership or any of its properties.  No consent, approval, authorization or order of any court or other governmental agency or body has been obtained nor is required for the performance of this Agreement by the Operating Partnership.  The Operating Partnership is not in violation of its agreement of limited partnership or other organizational documents.

(iv)         There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Operating Partnership, threatened against or affecting the Operating Partnership.

(v)          The Operating Partnership possesses such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, other than those which the failure to possess or own would not have or result in, individually or in the aggregate, (A) a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Operating Partnership or (B) a Company MAE, and the Operating Partnership has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit.

(r)         PROPERTIES.  Except as otherwise disclosed in the Prospectus and except as would not result in, individually or in the aggregate, a Company MAE, (i) all properties and assets described in the Prospectus are owned with good and marketable title by the Company and its subsidiaries, and (ii) all liens, charges, encumbrances, claims or restrictions on or affecting any of the properties and assets of the Company or any of its subsidiaries which are required to be disclosed in the Prospectus are disclosed therein.

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(s)         ENVIRONMENTAL LAWS.  Except as described in the Prospectus and except as would not, singly or in the aggregate, result in a Company MAE, (i) with respect to the Company and its subsidiaries, the Company does not have any knowledge of any violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) the Company does not have any knowledge of any events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(t)         INSURANCE.  The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies engaged in the same or similar business of the same or similar size and/or otherwise similarly situated, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Company MAE.  Neither the Company nor any of its subsidiaries has been denied any material insurance coverage which it has sought or for which it has applied.

2.           REPRESENTATIONS AND WARRANTIES OF THE DEALER MANAGERS.  Each Dealer Manager, severally (and not jointly) represents and warrants to the Company, during the term of this Agreement, that:

(a)         ORGANIZATION STATUS.  Such Dealer Manager is duly organized, validly existing and in good standing under the laws of its state of formation, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b)         AUTHORIZATION OF AGREEMENT.  This Agreement has been duly authorized, executed and delivered by such Dealer Manager, and assuming due authorization, execution and delivery of this Agreement by the Company and the Operating Partnership, will constitute a valid and legally binding agreement of such Dealer Manager enforceable against such Dealer Manager in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws).

(c)         ABSENCE OF CONFLICT OR DEFAULT.  The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by such Dealer Manager will not conflict with or constitute a default under (i) its organizational documents, (ii) any indenture, mortgage, stockholders’ agreement, voting trust, note, lease or other agreement or instrument to which such Dealer Manager is a party or by which it may be bound, or to which any of the property or assets of such Dealer Manager is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over such Dealer Manager or its assets, properties or operations, except in the case of clause (ii) or (iii) for such conflicts or defaults that would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business affairs, properties or results of operations of such Dealer Manager.

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(d)           BROKER-DEALER REGISTRATION; FINRA MEMBERSHIP.  Such Dealer Manager is, and during the term of this Agreement will be, (i) duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, (ii) a member in good standing of FINRA, and (iii) a broker or dealer duly registered as such in those states where such Dealer Manager is required to be registered in order to carry out the Offering as contemplated by this Agreement.  Each of such Dealer Manager’s employees and representatives has all required licenses and registrations to act under this Agreement.  There is no provision in such Dealer Manager’s FINRA membership agreement that would restrict the ability of such Dealer Manager to carry out the Offering as contemplated by this Agreement.

(e)           COMPLIANCE WITH REGULATION M.  Such Dealer Manager has, and during the term of this Agreement will, comply with the provisions of Regulation M under the Exchange Act applicable to the Offering, as interpreted by the Commission and after giving effect to any applicable exemptions.

(f)           DISCLOSURE.  The information under the caption “Plan of Distribution” in the Prospectus insofar as it relates to such Dealer Manager, and all other information furnished to the Company by such Dealer Manager in writing specifically for use in the Registration Statement, any preliminary Prospectus or the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.           OFFERING AND SALE OF THE SHARES.  Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby appoints the Dealer Managers as its agents and exclusive distributors to solicit and, subject to Section 3(a), to retain the Soliciting Dealers (as defined in Section 3(a)) to solicit subscriptions for the Shares at the subscription price to be paid in cash.  The Dealer Managers hereby accept such agency and exclusive distributorship and agree to use their reasonable best efforts to sell or cause to be sold the Shares in such quantities and to such Persons in accordance with such terms as are set forth in this Agreement, the Prospectus and the Registration Statement.  The Dealer Managers shall do so during the period commencing on the initial Effective Date and ending on the earliest to occur of the following:  (1) sixty-one (61) days after the initial Effective Date of the Registration Statement, (2) the acceptance by the Company of subscriptions for 8,800,000 Shares; (3) the termination of the Offering by the Company, which the Company shall have the right to terminate in its sole and absolute discretion at any time; (4) the termination of the effectiveness of the Registration Statement; (5) the closing of the Offering following the acceptance by the Company of subscriptions for a minimum of 5,400,000 Shares; and (6) the liquidation or dissolution of the Company (such period being the “Offering Period”).

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The Company and the Dealer Managers agree that (i) up to 2,200,000 Shares (the “Directed Share Program Reserved Shares”) shall be reserved for sale by the Dealer Managers to the Company’s directors, officers, employees and other individuals associated with the Company and members of their families (the “Directed Share Program Invitees”) pursuant to the Directed Share Program and (ii) up to 2,450,000 Shares (the “Discounted Share Program Reserved Shares” and together with the Directed Share Program Reserved Shares, the “Reserved Shares”) shall be reserved for sale by the Dealer Managers to the holders of interests in ARC Income Properties, LLC and ARC Income Properties III, LLC (the “Discounted Share Program Invitees” and together with the Directed Share Program Invitees, the “Invitees”) pursuant to the Discounted Share Program, as part of the distribution of the Shares by the Dealer Managers, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of FINRA and all other applicable laws, rules and regulations.  The Dealer Managers shall cause (a) each Directed Share Program Invitee that purchases Shares pursuant to the Directed Share Program and (b) each Discounted Share Program Invitee that is an Affiliate of the Company or American Realty Capital II, LLC that purchases Shares pursuant to the Discounted Share Program, prior to the closing of the Offering, to execute and deliver a lock-up letter, substantially in the form of Exhibit A hereto.  To the extent that any Reserved Shares are not orally confirmed for purchase by the Invitees by the end of the twentieth (20th) Business Day after the initial Effective Date (or such earlier date determined by the Company as set forth in a notice to the Dealer Managers), such Reserved Shares may be offered to the public as part of the offering of Shares contemplated by this Agreement.  As used herein, (i) “Business Day” means a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York City and (ii) “Affiliate” means, with respect to any Person (as defined below), (i) any Person directly or indirectly controlling, controlled by, or under common control with such specified Person, (ii) any executive officer or general partner of such specified Person, (iii) any member of the board of directors or board of managers (or bodies performing similar functions) of such specified Person, and (iv) any legal entity for which such specified Person acts as an executive officer or general partner; for purposes of this definition, the terms “controlling”, “controlled by”, or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

The number of Shares, if any, to be reserved for sale by each Soliciting Dealer may be determined, from time to time, by RCS, on behalf of the Dealer Managers, upon prior consultation with the Company.  In the absence of such determination, the Company shall, subject to the provisions of Section 3(b), accept subscription agreements based upon a first-come, first accepted reservation or other similar method.  Under no circumstances will the Dealer Managers be obligated to underwrite or purchase any Shares for their own account and, in soliciting purchases of Shares, the Dealer Managers shall act solely as the Company’s agents and not as underwriters or principals.

(a)           SOLICITING DEALERS.  The Shares offered and sold through the Dealer Managers under this Agreement shall be offered and sold only by the Dealer Managers and other securities dealers RCS may retain on behalf of the Dealer Managers (collectively the “Soliciting Dealers”); provided, that (i) RCS reasonably believes that all Soliciting Dealers are registered with the Commission, are members of FINRA and are duly licensed or registered by the regulatory authorities in the jurisdictions in which they will offer and sell Shares or are exempt from broker dealer registration with the Commission and all other applicable regulatory authorities, (ii) all such engagements are evidenced by written agreements, the terms and conditions of which substantially conform to the form of Soliciting Dealer Agreement approved by the Company and RCS (the “Soliciting Dealer Agreement”), and (iii) the Company shall have approved each Soliciting Dealer (such approval not to be unreasonably withheld, conditioned or delayed).

(b)           SUBSCRIPTION DOCUMENTS.  Each Person desiring to purchase Shares through a Dealer Manager, or any other Soliciting Dealer, will be required to complete and execute the subscription documents described in the Prospectus.

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Subject to certain limited exceptions as set forth in Section 5(h), payments for Shares shall be made by checks payable to “UMB BANK, NATIONAL ASSOCIATION, ESCROW AGENT FOR AMERICAN REALTY CAPITAL PROPERTIES, INC.”  Each Dealer Manager or a Soliciting Dealer, as applicable, shall forward the original checks for the purchase of Shares, together with an original subscription agreement, completed and executed by the subscriber as provided for in the subscription agreement, to the Escrow Agent at the address provided in the subscription agreement.

When a Soliciting Dealer’s internal supervisory procedures are conducted at the site at which the subscription agreement and the check for the purchase of Shares were initially received by the Soliciting Dealer from the subscriber, the Soliciting Dealer shall transmit the subscription agreement and the check for the purchase of Shares to the Escrow Agent by the end of the next Business Day following receipt of the check for the purchase of Shares and the subscription agreement.  When, pursuant to the Soliciting Dealer’s internal supervisory procedures, the Soliciting Dealer’s final internal supervisory procedures are conducted at a different location (the “Final Review Office”), the Soliciting Dealer shall transmit the check for the purchase of Shares and the subscription agreement to the Final Review Office by the end of the next Business Day following the Soliciting Dealer’s receipt of the subscription agreement and the check for the purchase of Shares.  The Final Review Office shall, by the end of the next Business Day following its receipt of the subscription agreement and the check for the purchase of Shares, forward both the subscription agreement and the check for the purchase of Shares to the Escrow Agent.  If any subscription agreement solicited by the Soliciting Dealer is rejected by a Dealer Manager or the Company, then the subscription agreement and the check for the purchase of Shares will be returned to the rejected subscriber within ten (10) Business Days from the date of rejection.

(c)         COMPLETED SALE.  A sale of a Share shall be deemed by the Company to be completed for purposes of Section 3(d) if and only if (i) the Company or an agent of the Company has received a properly completed and executed subscription agreement, together with payment of the full purchase price of each purchased Share (which could be in the form of an irrevocable direction as set forth in Section 5(h)), from an investor in accordance with the provisions of this Agreement, (ii) the Company has accepted such subscription, and (iii) such investor has been admitted as a shareholder of the Company.  The Dealer Managers hereby acknowledge and agree that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever or no reason, and no commission or dealer manager fee will be paid to the Dealer Managers with respect to that portion of any subscription which is rejected.

(d)         DEALER-MANAGER COMPENSATION.

(i)           Subject to the discounts under special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus, or this Section 3(d), the Company agrees to pay the Dealer Managers selling commissions in the amount of six percent (6.0%) of the selling price of each Share for which a sale is completed from the Shares offered in the Offering.  The Company will pay the Dealer Managers selling commissions in the amount of three and one-half percent (3.5%) of the selling price of each Share sold pursuant to the Discounted Share Program for which a sale is completed.  The Company shall pay to the Dealer Managers all selling commissions payable to the Dealer Managers at the closing of the Offering. The Company will not pay selling commissions for sales of Shares pursuant to the Directed Share Program or in connection with the sale of Shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature.  The Dealer Managers may re-allow all or any portion of the selling commissions, subject to federal and state securities laws, to the Soliciting Dealer who sold the Shares, as described more fully in the Soliciting Dealer Agreement.

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(ii)          Subject to the discounts under special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus, or this Section 3(d), as compensation for acting as the dealer managers, the Company will pay the Dealer Managers a dealer manager fee (the “Dealer Manager Fee”) in the amount of two percent (2.0%) of the selling price of each Share for which a sale is completed from the Shares offered in the Offering.  The Company will pay the Dealer Managers a Dealer Manager Fee in the amount of 0.985% of the selling price of each Share sold pursuant to the Discounted Share Program for which a sale is completed.  The Company shall pay to the Dealer Managers the Dealer Manager Fee at the closing of the Offering. No Dealer Manager Fee will be paid in connection with Shares sold pursuant to the Directed Share Program.  The Dealer Managers may re-allow all or any portion of the Dealer Manager Fee, subject to federal and state securities laws, to the Soliciting Dealer who sold the Shares, as described more fully in the Soliciting Dealer Agreement.

(iii)         In no event shall the total aggregate compensation payable to the Dealer Managers and all Soliciting Dealers participating in the Offering, including, but not limited to, selling commissions and the Dealer Manager Fee, exceed eight percent (8.0%) of gross offering proceeds from the Offering in the aggregate.

(iv)          Notwithstanding anything to the contrary contained herein, if the Company pays any selling commission to the Dealer Managers for sale by a Soliciting Dealer of one or more Shares and the subscription is rescinded as to one or more of the Shares covered by such subscription, then the Company shall decrease the next payment of selling commissions or other compensation otherwise payable to the Dealer Managers by the Company under this Agreement by an amount equal to the commission rate established in this Section 3(d), multiplied by the number of Shares as to which the subscription is rescinded.  If no payment of selling commissions or other compensation is due to the Dealer Managers after such withdrawal occurs, then the Dealer Managers shall pay the amount specified in the preceding sentence to the Company within a reasonable period of time not to exceed thirty (30) days following receipt of notice by the Dealer Managers from the Company stating the amount owed as a result of rescinded subscriptions.

(v)         In no event shall the Dealer Managers be entitled to payment of any compensation in connection with the Offering if the Offering is not completed according to this Agreement; provided, however, that the reimbursement of out-of-pocket accountable expenses actually incurred by the Dealer Managers or persons associated with the Dealer Managers shall not be presumed to be unfair or unreasonable and shall be payable under normal circumstances.

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(e)           REASONABLE BONA FIDE DUE DILIGENCE EXPENSES.  The Company shall reimburse the Dealer Managers or any Soliciting Dealer for reasonable bona fide due diligence expenses incurred by the Dealer Managers or any Soliciting Dealer.  The Company shall only reimburse the Dealer Managers or any Soliciting Dealer for such approved bona fide due diligence expenses to the extent such expenses have actually been incurred and are *supported by detailed and itemized invoice(s) provided to the Company and permitted pursuant to the rules and regulations of FINRA.  All due diligence reimbursements shall be deducted and paid from the Dealer Manager Fee and are not intended to be in addition to the Dealer Manager Fee.

(f)           CERTAIN ADVANCES TO DEALER MANAGERS.  The parties hereto acknowledge that prior to the initial Effective Date, the Company may have paid to the Dealer Managers advances of monies against out-of-pocket accountable expenses actually anticipated to be incurred by the Dealer Managers in connection with the Offering, including reasonable bona fide due diligence expenses.  Such advances, if any, shall be credited against such portion of the Dealer Manager Fee payable pursuant to Section 3(d) that is retained by the Dealer Managers and not re-allowed until the full amount of such advances is offset.  Such advances are not intended to be in addition to the compensation set forth in Section 3(d) and any and all monies advanced that are not utilized for out-of-pocket accountable expenses actually incurred by the Dealer Managers in connection with the Offering shall be reimbursed by the Dealer Managers to the Company.

4.           CONDITIONS TO THE DEALER MANAGERS’ OBLIGATIONS.  The Dealer Managers’ obligations hereunder shall be subject to the following terms and conditions, and if all such conditions are not satisfied or waived by the Dealer Managers on or before the initial Effective Date or at any time thereafter until the Termination Date (as defined in Section 10(a)), then no funds shall be released from the Escrow Account if a Dealer Manager provides notice to this effect to the Company and the Escrow Agent:

(a)           The representations and warranties on the part of the Company and the Operating Partnership contained in this Agreement shall be true and correct in all material respects and the Company and the Operating Partnership shall have complied with their covenants, agreements and obligations contained in this Agreement in all material respects.

(b)           The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and, to the best knowledge of the Company, no proceedings for that purpose shall have been instituted, threatened or contemplated by the Commission; and any request by the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Dealer Managers.

(c)           The Registration Statement and the Prospectus, and any amendment or any supplement thereto, shall not contain any untrue statement of material fact, or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading.

(d)           On the initial Effective Date and at or prior to the fifth Business Day following the Effective Date of each post-effective amendment to the Registration Statement that includes the audited financial statements for the preceding fiscal year, the Dealer Managers shall have received from Grant Thornton LLP or such other independent registered public accountants for the Company, (i) a letter, dated the applicable date, addressed to the Dealer Managers, in form and substance satisfactory to the Dealer Managers, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to placement agents or dealer managers, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited financial statements and certain financial information contained in the Registration Statement and the Prospectus, and (ii) confirming that they are (A) independent registered public accountants as required by the Securities Act, and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

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(e)           At or prior to the fifth Business Day following (i) the request by the Dealer Managers in connection with any third party due diligence investigation, and (ii) the Effective Date of each post-effective amendment to the Registration Statement (other than post-effective amendments filed solely pursuant to Rule 462(d) under the Securities Act and other than the post-effective amendments referred to in Section 4(d)), the Dealer Managers shall have received from Grant Thornton LLP or such other independent public or certified public accountants for the Company, a letter, dated such date, in form and substance satisfactory to the Dealer Managers, to the effect that they reaffirm the statements made in the most recent letter furnished pursuant to Section 4(d), except that the specified date referred to therein for the carrying out of procedures shall be no more than three (3) Business Days prior to the date of the letter furnished pursuant to this Section 4(e).

(f)           On the initial Effective Date, the Dealer Managers shall have received the opinion of Proskauer Rose LLP, acting as counsel for the Company, and a supplemental “negative assurances” letter from such counsel, each dated as of the Effective Date, and each in the form attached hereto as Exhibit B and Exhibit C, respectively.

(g)           On the initial Effective Date, the Dealer Managers shall have received the opinion of Venable LLP, acting as special counsel for the Company, dated as of the Effective Date, and in the form attached hereto as Exhibit D.

(h)           At or prior to the Effective Date and at or prior to the fifth Business Day following the effective date of each post-effective amendment to the Registration Statement (other than post-effective amendments filed solely pursuant to Rule 462(d) under the Securities Act), the Dealer Managers shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of the applicable date, to the effect that:  (i) the representations and warranties of the Company and the Operating Partnership set forth in this Agreement are true and correct in all material respects with the same force and effect as though expressly made on and as of the applicable date; and (ii) the Company and the Operating Partnership have complied in all material respects with all the agreements hereunder and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the applicable date.

(i)           At or prior to the initial Effective Date, the Common Stock (including the Shares) shall have been approved for listing on The NASDAQ Capital Market (“NASDAQ”), subject only to official notice of issuance.

(j)           At or prior to the initial Effective Date, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms and arrangements of the distribution of Shares pursuant to the Offering.

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5.           COVENANTS OF THE COMPANY AND THE OPERATING PARTNERSHIP.  The Company and the Operating Partnership covenant and agree with the Dealer Managers as follows:

(a)           REGISTRATION STATEMENT.  The Company will use commercially reasonable efforts (i) to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible and (ii) on an ongoing basis, maintain effective status with the Commission thereafter.  The Company will furnish a copy of any proposed amendment or supplement of the Registration Statement or the Prospectus to the Dealer Managers.  The Company will comply in all material respects with all federal and state securities laws, rules and regulations which are required to be complied with in order to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and of the Prospectus.

(b)           COMMISSION ORDERS.  If the Commission shall issue any stop order or any other order preventing or suspending the use of the Prospectus, or shall institute any proceedings for that purpose, then the Company will promptly notify the Dealer Managers and use its commercially reasonable efforts to prevent the issuance of any such order and, if any such order is issued, to use commercially reasonable efforts to obtain the removal thereof as promptly as possible.

(c)           NASDAQ LISTING.  The Company shall use its commercially reasonable efforts to effect and maintain the listing of the Common Stock (including the Shares) on NASDAQ.

(d)           BLUE SKY QUALIFICATIONS.  If required, the Company will use commercially reasonable efforts to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as the Dealer Managers and the Company shall mutually agree upon and to make such applications, file such documents and furnish such information as may be reasonably required for that purpose.  The Company will, at the Dealer Managers’ request, furnish the Dealer Managers with a copy of such papers filed by the Company in connection with any such qualification.  The Company will promptly advise the Dealer Managers of the issuance by such securities administrators of any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its commercially reasonable efforts to prevent the issuance of any such order and if any such order is issued, to use its commercially reasonable efforts to obtain the removal thereof as promptly as possible.

(e)           AMENDMENTS AND SUPPLEMENTS.  If, at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, any event shall have occurred to the knowledge of the Company, or the Company receives notice from the Dealer Managers that it believes such an event has occurred, as a result of which the Prospectus or any Approved Sales Literature as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time it is so required to be delivered to a subscriber, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus relating to the Shares to comply with the Securities Act, then the Company will promptly notify the Dealer Managers thereof (unless the information shall have been received from the Dealer Managers) and will prepare and file with the Commission an amendment or supplement which will correct such statement or effect such compliance to the extent required, and shall make available to the Dealer Managers thereof sufficient copies for their own use and/or distribution to the Soliciting Dealers.

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(f)           REQUESTS FROM COMMISSION.  The Company will promptly advise the Dealer Managers of any request made by the Commission, NASDAQ or a state securities administrator for amending the Registration Statement, supplementing the Prospectus or for additional information.

(g)           COPIES OF REGISTRATION STATEMENT.  The Company will furnish the Dealer Managers with one signed copy of the Registration Statement, including its exhibits, and such additional copies of the Registration Statement, without exhibits, and the Prospectus and all amendments and supplements thereto, which are finally approved by the Commission, as the Dealer Managers may reasonably request in connection with the offer and sale of the Shares.

(h)          ESCROW AGREEMENT.  The Company will enter into an escrow agreement (the “Escrow Agreement”) with the Dealer Managers and UMB Bank, National Association (the “Escrow Agent”), substantially in the form included as an exhibit to the Registration Statement, which will provide for the establishment of an escrow account (the “Escrow Account”) for the purpose of holding subscription funds in respect of Shares of the Company until the closing of the Offering.  Notwithstanding anything else herein to the contrary, with respect to a purchase of Shares by a holder of interests in ARC Income Properties, LLC or ARC Income Properties III, LLC, the Dealer Managers, with the prior written consent of the Company, may waive the requirement that subscription funds be deposited into the Escrow Account, provided that such purchaser of Shares executes and delivers to the Company an irrevocable letter of direction substantially in the form of Exhibit E.  As used herein, “Person” or “Persons” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental authority or agency or other entity of any kind.

(i)            QUALIFICATION TO TRANSACT BUSINESS.  The Company will take all steps necessary to ensure that at all times the Company will validly exist as a Maryland corporation and will be qualified to do business in all jurisdictions in which the conduct of its business requires such qualification and where such qualification is required under local law.

(j)           AUTHORITY TO PERFORM AGREEMENTS.  The Company undertakes to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for the Company’s performance of this Agreement and under the Company’s articles of incorporation (as the same may be amended, supplemented or otherwise modified from time to time, the “Company’s Charter”) and bylaws for the consummation of the transactions contemplated hereby and thereby, respectively, or the conducting by the Company of the business described in the Prospectus.

(k)           SALES LITERATURE.  The Company will furnish to the Dealer Managers as promptly as shall be practicable upon request any Approved Sales Literature (provided that the use of said material has been first approved for use by all appropriate regulatory agencies).  Any supplemental sales literature or advertisement, regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which is furnished or approved by the Company (including, without limitation, Approved Sales Literature) shall, to the extent required, be filed with and, to the extent required, approved by the appropriate securities agencies and bodies, provided that the Dealer Managers will make all FINRA filings, to the extent required.  The Company will be responsible for all Approved Sales Literature.  The Company agrees to prepare sales literature reasonably requested by the Dealer Managers in connection with the Offering.  The Company and the Dealer Managers agree that all sales literature developed in connection with the Offering shall be the property of the Company and the Company shall have control of all such sales literature.  The Company will not (and will cause its affiliates to not):  (1) show or give to any investor or prospective investor or reproduce any material or writing that is marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public and (2) show or give to any investor or prospective investor in a particular jurisdiction any material or writing if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction.

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(l)          CERTIFICATES OF COMPLIANCE.  The Company shall provide, from time to time upon request of a Dealer Manager, certificates of its Chief Executive Officer or President and Chief Financial Officer of compliance by the Company of the requirements of this Agreement.

(m)        USE OF PROCEEDS.  The Company will apply the proceeds from the sale of the Shares as set forth in the Prospectus.

(n)         CUSTOMER INFORMATION.  The Company shall:

(i)           abide by and comply with (A) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”), (B) the privacy standards and requirements of any other applicable federal or state law, and (C) its own internal privacy policies and procedures, each as may be amended from time to time;

(ii)          refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(iii)         determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers from the Soliciting Dealers (the “List”) to identify customers that have exercised their opt-out rights.  If either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights.  Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

(o)         DEALER MANAGERS’ REVIEW OF PROPOSED AMENDMENTS AND SUPPLEMENTS.  Prior to amending or supplementing the Registration Statement, any preliminary prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Dealer Managers for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Dealer Managers’ consent, which consent shall not be unreasonably withheld or delayed.

(p)         CERTAIN PAYMENTS.  Without the prior consent of the Dealer Managers, none of the Company, the Operating Partnership nor any of their respective affiliates will make any payment (cash or non-cash) to any associated Person or registered representative of any Dealer Manager.

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(q)           REGULATORY FILINGS.  Notwithstanding anything herein to the contrary, the Company shall provide the Dealer Managers for their prior approval (not to be unreasonably withheld) with a copy of any notice, filing, application, registration, document, correspondence or other information that the Company proposes to deliver, make or file with any governmental authority or agency (federal, state or otherwise) or with FINRA in connection with the Offering, this Agreement or any of the transactions completed hereby.

(r)           LEGAL OPINION.  The Company shall cause, on or before the closing date of the Offering, to be delivered to the Dealer Managers the opinion of Proskauer Rose LLP, acting as counsel for the Company, opining that, in so far as there are statements in the Prospectus constituting a summary of certain material transaction documents referred to therein, such statements fairly present in all material respects the documents they purport to summarize.

6.           COVENANTS OF THE DEALER MANAGERS.  Each Dealer Manager covenants and agrees with the Company as follows:

(a)           COMPLIANCE WITH LAWS.  With respect to such Dealer Manager’s participation and the participation by each Soliciting Dealer in the offer and sale of the Shares (including, without limitation, any resales and transfers of Shares), such Dealer Manager agrees, and each Soliciting Dealer in its Soliciting Dealer Agreement will agree, to comply in all material respects with all applicable requirements of (i) the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations and all other federal regulations applicable to the Offering and the sale of Shares, (ii) all applicable state securities or blue sky laws and regulations, from time to time in effect, and (iii) the Rules of FINRA applicable to the Offering, from time to time in effect, specifically including, but not in any way limited to, FINRA Rules 2310, 2340, 2420, 5130 and 5141 therein.  Such Dealer Manager will not offer the Shares for sale in any jurisdiction unless and until it has been advised that the Shares are either registered in accordance with, or exempt from, the securities and other laws applicable thereto.

In addition, such Dealer Manager shall, in accordance with applicable law or as prescribed by any state securities administrator, provide, or require in the Soliciting Dealer Agreement that the Soliciting Dealer shall provide, to any prospective investor copies of the Prospectus and any supplements thereto during the course of the Offering and prior to the sale.  The Company may provide such Dealer Manager with certain Approved Sales Literature to be used by such Dealer Manager and the Soliciting Dealers in connection with the solicitation of purchasers of the Shares.  Such Dealer Manager agrees not to deliver the Approved Sales Literature to any Person prior to the initial Effective Date.  If such Dealer Manager elects to use such Approved Sales Literature after the initial Effective Date, then such Dealer Manager agrees that such material shall not be used by it in connection with the solicitation of purchasers of the Shares and that it will direct Soliciting Dealers not to make such use unless accompanied or preceded by the Prospectus, as then currently in effect, and as it may be amended or supplemented in the future.  Such Dealer Manager agrees that it will not use any Approved Sales Literature other than those provided to such Dealer Manager by the Company for use in the Offering.

(b)           NO ADDITIONAL INFORMATION.  In offering the Shares for sale, such Dealer Manager shall not, and each Soliciting Dealer shall agree not to, give or provide any information or make any representation other than those contained in the Prospectus or the Approved Sales Literature.  Such Dealer Manager shall not (i) show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public and (ii) show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction.

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(c)           SALES OF SHARES.  Such Dealer Manager shall, and each Soliciting Dealer shall agree to, solicit purchases of Shares only in the jurisdictions in which such Dealer Manager and such Soliciting Dealer are legally qualified to so act and in which such Dealer Manager and each Soliciting Dealer have been advised by the Company in writing that such solicitations can be made.

(d)           SUBSCRIPTION AGREEMENT.  Such Dealer Manager will comply in all material respects with the subscription procedures and “Plan of Distribution” set forth in the Prospectus.  Subscriptions will be submitted by such Dealer Manager and each Soliciting Dealer to the Company only on the form which is included as Exhibit F.  Such Dealer Manager understands and acknowledges, and each Soliciting Dealer shall acknowledge, that the Subscription Agreement must be executed and initialed by the subscriber as provided for by the Subscription Agreement.

(e)           SOLICITING DEALER AGREEMENTS.  All engagements of the Soliciting Dealers will be evidenced by a Soliciting Dealer Agreement.

(f)           ELECTRONIC DELIVERY.  If it intends to use electronic delivery to distribute the Prospectus to any Person, that it will comply with all applicable requirements of the Commission, the blue sky laws, NASDAQ and FINRA and any other laws or regulations related to the electronic delivery of documents.

(g)           COORDINATION.  The Company and the Dealer Manager shall have the right, but not the obligation, to meet with key personnel of the other on an ongoing and regular basis to discuss the conduct of the officers.

(h)           ANTI-MONEY LAUNDERING COMPLIANCE.  Although acting as a wholesale distributor and not itself selling Shares directly to investors, such Dealer Manager represents to the Company that it has established and implemented anti-money laundering compliance programs (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, Exchange Act Rules and Regulations and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act”, and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Shares.  Such Dealer Manager further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and such Dealer Manager hereby covenants to remain in compliance with such requirements and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification (i) its AML Program is consistent with the AML Rules, and (ii) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

(i)           COOPERATION.  Upon the expiration or earlier termination of this Agreement, such Dealer Manager will use reasonable efforts to cooperate fully with the Company and any other party that may be necessary to accomplish an orderly transfer and transfer to a successor dealer manager of the operation and management of the services the Dealer Manager is providing to the Company under this Agreement.  Such Dealer Manager will not be entitled to receive any additional fee in connection with the foregoing provisions of this Section 6(i), but the Company will pay or reimburse such Dealer Manager for any out-of-pocket expenses reasonably incurred by such Dealer Manager in connection therewith.

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(j)           CUSTOMER INFORMATION.  Such Dealer Manager will use commercially reasonable efforts to provide the Company with any and all subscriber information that the Company requests in order for the Company to comply with the requirements under Section 5(n) above.

7.           EXPENSES.

(a)         Subject to Sections 7(b) and 7(c), each Dealer Manager shall pay all of its own costs and expenses incident to the performance of its obligations under this Agreement.

(b)         The Company agrees to pay all costs and expenses related to:

(i)           the Commission’s registration of the offer and sale of the Shares with the Commission;

(ii)          expenses of printing the Registration Statement and the Prospectus and any amendment or supplement thereto as herein provided;

(iii)         fees and expenses incurred in connection with any required filing with FINRA;

(iv)         all the expenses of agents of the Company, excluding the Dealer Managers, incurred in connection with performing marketing and advertising services for the Company; and

(v)          expenses of qualifying the Shares for offering and sale under state blue sky and securities laws.

(c)         The Company shall reimburse the Dealer Managers and Soliciting Dealers for approved or deemed approved reasonable bona fide due diligence expenses in accordance with Section 3(e).

8.           INDEMNIFICATION.

(a)         INDEMNIFIED PARTIES DEFINED.  For the purposes of this Agreement, an “Indemnified Party” shall mean a Person entitled to indemnification under Section 8, as well as such Person’s officers, directors (including with respect to the Company, any Person named in the Registration Statement with his or her consent as becoming a director in the future), employees, members, partners, affiliates, agents and representatives, and each Person, if any, who controls such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

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(b)           INDEMNIFICATION OF THE DEALER MANAGERS AND SOLICITING DEALERS.  The Company will indemnify, defend and hold harmless the Dealer Managers and the Soliciting Dealers, and their respective Indemnified Parties, from and against any losses, claims, expenses (including reasonable legal and other expenses incurred in investigating and defending such claims or liabilities), damages or liabilities, joint or several, to which any such Soliciting Dealers or the Dealer Managers, or their respective Indemnified Parties, may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon:  (i) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Company or the Operating Partnership, any material breach of a covenant contained herein by the Company or the Operating Partnership, or any material failure by the Company or the Operating Partnership to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering; (ii) any untrue statement or alleged untrue statement of a material fact contained (A) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, (B) in any Approved Sales Literature or (C) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”); or (iii) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereto to make the statements therein not misleading or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse each Soliciting Dealer or the Dealer Managers, and their respective Indemnified Parties, for any reasonable legal or other expenses incurred by such Soliciting Dealer or the Dealer Managers, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, expense, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Dealer Managers expressly for use in the Registration Statement or any post-effective amendment thereof or the Prospectus or any such amendment thereof or supplement thereto.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

Notwithstanding the foregoing, as required by the Company’s Charter, the indemnification and agreement to hold harmless provided in this Section 8(b) is further limited to the extent that no such indemnification by the Company of a Soliciting Dealer or a Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met:  (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

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(c)           DEALER MANAGERS, INDEMNIFICATION OF THE COMPANY AND THE OPERATING PARTNERSHIP.  The Dealer Managers will indemnify, defend and hold harmless the Company, the Operating Partnership, each of their Indemnified Parties and each Person who has signed the Registration Statement, from and against any losses, claims, expenses (including the reasonable legal and other expenses incurred in investigating and defending any such claims or liabilities), damages or liabilities to which any of the aforesaid parties may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, expenses, damages (or actions in respect thereof) arise out of or are based upon:  (i) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Managers or any material breach of a covenant contained herein by the Dealer Managers; (ii) any untrue statement or any alleged untrue statement of a material fact contained (A) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, (B) in any Approved Sales Literature, or (C) any Blue Sky Application; (iii) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof to make the statements therein not misleading, or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that in each case described in clauses (ii) and (iii) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Dealer Managers expressly for use in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto; (iv) any use of sales literature, including “broker-dealer use only” materials, by the Dealer Managers that is not Approved Sales Literature; or (v) any untrue statement made by the Dealer Managers or omission by the Dealer Managers to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the Offering, in each case, other than statements or omissions made in conformity with the Registration Statement, the Prospectus, any Approved Sales Literature or any other materials or information furnished by or on behalf of the Company.  The Dealer Managers will reimburse the aforesaid parties for any reasonable legal or other expenses incurred in connection with investigation or defense of such loss, claim, expense, damage, liability or action.  This indemnity agreement will be in addition to any liability which the Dealer Managers may otherwise have.

(d)           SOLICITING DEALER INDEMNIFICATION OF THE COMPANY.  By virtue of entering into the Soliciting Dealer Agreement, each Soliciting Dealer severally will agree to indemnify, defend and hold harmless the Company, the Dealer Managers, each of their respective Indemnified Parties, and each Person who signs the Registration Statement, from and against any losses, claims, expenses, damages or liabilities to which the Company, the Dealer Managers, or any of their respective Indemnified Parties, or any Person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Soliciting Dealer Agreement.

(e)           ACTION AGAINST PARTIES; NOTIFICATION.  Promptly after receipt by any Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, promptly notify the indemnifying party of the commencement thereof; provided, however, that the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been actually prejudiced by such failure.  In case any such action is brought against any Indemnified Party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel.  Such participation shall not relieve such indemnifying party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses incurred by such Indemnified Party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release of all liabilities from, the claim in respect of which indemnity is sought.  Any such indemnifying party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.

(f)           REIMBURSEMENT OF FEES AND EXPENSES.  An indemnifying party under Section 8 of this Agreement shall be obligated to reimburse an Indemnified Party for reasonable legal and other expenses as follows:

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(i)           In the case of the Company indemnifying a Dealer Manager, the advancement of Company funds to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible only if all of the following conditions are satisfied:  (A) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (B) the legal action is initiated by a third party who is not a shareholder of the Company or the legal action is initiated by a shareholder of the Company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (C) such Dealer Manager undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Dealer Manager is found not to be entitled to indemnification.

(ii)          In any case of indemnification other than that described in Section 8(f)(i) above, the indemnifying party shall pay all legal fees and expenses reasonably incurred by the Indemnified Party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one Indemnified Party.  If such claims or actions are alleged or brought against more than one Indemnified Party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm (in addition to local counsel) that has been participating by a majority of the indemnified parties against which such action is finally brought; and if a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an Indemnified Party against the action or claim.  Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

9.           CONTRIBUTION.

(a)           If the indemnification provided for in Section 8 is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, each Dealer Manager and each Soliciting Dealer, respectively, from the proceeds received in the Offering pursuant to this Agreement and the relevant Soliciting Dealer Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, each Dealer Manager and each Soliciting Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(b)           The relative benefits received by the Company, each Dealer Manager and each Soliciting Dealer, respectively, in connection with the proceeds received in the Offering pursuant to this Agreement and the relevant Soliciting Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the Offering pursuant to this Agreement and the relevant Soliciting Dealer Agreement (before deducting expenses), received by the Company, and the total selling commissions and dealer manager fees received by such Dealer Manager and such Soliciting Dealer, respectively, in each case as set forth on the cover of the Prospectus bear to the aggregate offering price of the Shares sold in the Offering as set forth on such cover.

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(c)           The relative fault of the Company, each Dealer Manager and each Soliciting Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company, by such Dealer Manager or by the Soliciting Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)           The Company, the Dealer Managers and the Soliciting Dealer (by virtue of entering into the Soliciting Dealer Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 9.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

(e)           Notwithstanding the provisions of this Section 9, no Dealer Manager nor Soliciting Dealer shall be required to contribute any amount by which the total price at which the Shares sold in the Offering to the public by it exceeds the amount of any damages which such Dealer Manager and such Soliciting Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

(f)           No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

(g)           For the purposes of this Section 9, a Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each Person, if any, who controls a Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of such Dealer Manager, and the officers, directors, employees, members, partners, agents and representatives of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Company.  Each Soliciting Dealer’s respective obligation to contribute pursuant to this Section 9 is several in proportion to the number of Shares sold by such Soliciting Dealer in the Offering and is not joint with any other party.

10.         TERMINATION OF THIS AGREEMENT.

(a)           TERM; EXPIRATION.  This Agreement shall become effective on the initial Effective Date and the obligations of the parties hereunder shall not commence until the initial Effective Date.  Unless sooner terminated pursuant to this Section 10(a), this Agreement shall expire at the end of the Offering Period.  This Agreement may be earlier terminated (i) by the Company pursuant to Section 10(b) and (ii) by the Dealer Managers pursuant to Section 10(c).  The date upon which this Agreement shall have so expired or been terminated earlier shall be referred to as the “Termination Date”.

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(b)         TERMINATION BY THE COMPANY.  The Company may terminate this Agreement with respect to any Dealer Manager immediately, subject to the ten (10)-day cure period for a “for Cause” termination due to a material breach of this Agreement, upon written notice of termination from the Board of Directors of the Company to such Dealer Manager if any of the following events occur:

(i)           Cause (as defined below);

(ii)          A court of competent jurisdiction enters a decree or order for relief in respect of such Dealer Manager in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Dealer Manager or for any substantial part of its property or orders the winding up or liquidation of such Dealer Manager’s affairs; or

(iii)         Such Dealer Manager commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Dealer Manager or for any substantial part of its property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they become due.

As used above, “Cause” shall mean fraud, criminal conduct, willful misconduct or willful or grossly negligent breach of the Dealer Manager’s obligations under this Agreement which materially adversely affects such Dealer Manager’s ability to perform its duties; or a material breach of this Agreement by such Dealer Manager which materially adversely affects the Dealer Manager’s ability to perform its duties, provided that (A) such Dealer Manager does not cure any such material breach within ten (10) days of receiving notice of such material breach from the Company, or (B) if such material breach is not of a nature that can be remedied within such period, such Dealer Manager does not diligently take all reasonable steps to cure such breach or does not cure such breach within a reasonable time period.

(c)         TERMINATION BY DEALER MANAGERS.  The Dealer Managers may terminate this Agreement immediately, subject to the ten (10)-day cure period for a “for Good Reason” termination due to a material breach of this Agreement, upon written notice of termination from the Dealer Managers to the Company if any of the following events occur:

(i)           Good Reason (as defined below);

(ii)          A court of competent jurisdiction enters a decree or order for relief in respect of the Company or any of its subsidiaries in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any of its subsidiaries or for any substantial part of its property or orders the winding up or liquidation of the Company’s or any of its subsidiaries’ affairs;

(iii)         The Company or any of its subsidiaries commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any of its subsidiaries or for any substantial part of their property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they become due;

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(iv)         There shall have been a material change in the nature of the business conducted or contemplated to be conducted as set forth in the Registration Statement at the initial Effective Date by the Company and its subsidiaries, considered as one entity;

(v)          There shall have occurred a Company MAE, whether or not arising in the ordinary course of business;

(vi)         A stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and is not rescinded within ten (10) Business Days after the issuance thereof; or

(vii)        A material action, suit, proceeding or investigation of the type referred to in Section 1(f) shall have occurred or arisen on or after the initial Effective Date.

As used above, “Good Reason” shall mean fraud, criminal conduct, willful misconduct or willful or grossly negligent breach of the Company’s obligations under this Agreement, or a material breach of this Agreement by the Company, provided that (i) the Company does not cure any such material breach within ten (10) days of receiving notice of such material breach from the Dealer Managers, or (ii) if such material breach is not of a nature that can be remedied within such period, the Company does not diligently take all reasonable steps to cure such breach or does not cure such breach within a reasonable time period.

(d)         DELIVERY OF RECORDS UPON EXPIRATION OR EARLY TERMINATION.  Upon the expiration or early termination of this Agreement for any reason, each Dealer Manager shall (i) promptly forward any and all funds, if any, in its possession which were received from investors for the sale of Shares into the Escrow Account for the deposit of investor funds, (ii) to the extent not previously provided to the Company, provide a list of all investors who have subscribed for or purchased Shares and all broker-dealers with whom such Dealer Manager has entered into a Soliciting Dealer Agreement, (iii) notify all the Soliciting Dealers of such termination, and (iv) promptly deliver to the Company copies of any sales literature designed for use specifically for the Offering that it is then in the process of preparing.  Upon expiration or earlier termination of this Agreement, the Company shall pay to each Dealer Manager all compensation to which such Dealer Manager is or becomes entitled under Section 3(d) at such time as such compensation becomes payable.

11.         MISCELLANEOUS.

(a)         SURVIVAL.  The following provisions of the Agreement shall survive the expiration or earlier termination of this Agreement:  Section 3(d); Section 5(n); Section 6(i); Section 6(j); Section 7; Section 8; Section 9; Section 10; and Section 11.  Notwithstanding anything else that may be to the contrary herein, the expiration or earlier termination of this Agreement shall not relieve a party for liability for any breach occurring prior to such expiration or earlier termination.

(b)         NOTICES.  All notices, consents, approvals, waivers or other communications (each, a “Notice”) required or permitted hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed given or delivered:  (i) when delivered personally or by commercial messenger; (ii) one (1) Business Day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; or (iii) when transmitted, if sent by facsimile transmission, provided confirmation of receipt is received by the sender and such Notice is sent or delivered contemporaneously by an additional method provided hereunder; in each case above provided such Notice is addressed to the intended recipient thereof as set forth below:

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If to the Company:	American Realty Capital Properties, Inc.
405 Park Avenue
New York, New York 10022
Facsimile No.: (212) 421-5799
Attention: William M. Kahane

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Facsimile No.:  (212) 969-2900
Attention:  Peter M. Fass, Esq.
Steven L. Lichtenfeld, Esq.

If to the Dealer Managers:	Realty Capital Securities, LLC
Three Copley Place, Suite 3300
Boston, Massachusetts 02116
Facsimile No.: (857) 207-3399
Attention: Louisa Quarto
Managing Director

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Facsimile No:  (212) 969-2900
Attention:  Peter M. Fass, Esq.
Steven L. Lichtenfeld, Esq.

and a copy to:

Ladenburg Thalmann & Co. Inc.
520 Madison Avenue, 9th Floor
New York, New York 10022
Attention:  Steven Kaplan

with a copy to:

McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10173-1922
Attention:    Stephen E. Older

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If to the Operating Partnership:	ARC Properties Operating Partnership, L.P.
405 Park Avenue
New York, New York 10022
Facsimile No.: (212) 421-5799
Attention: William M. Kahane

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Facsimile No.:  (212) 969-2900
Attention: Peter M. Fass, Esq.
Steven L. Lichtenfeld, Esq.

Any party may change its address specified above by giving each party notice of such change in accordance with this Section 11(b).

(c)           SUCCESSORS AND ASSIGNS.  No party shall assign (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement without the prior written consent of each other party hereto.  Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

(d)           INVALID PROVISION.  The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

(e)           APPLICABLE LAW.  This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of New York.

(f)           WAIVER.  EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the Borough of Manhattan, New York City, in respect of the interpretation and enforcement of the terms of this Agreement, and in respect of the transactions contemplated hereby, and each hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and each party hereto hereby irrevocably agrees that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court.

(g)           ATTORNEYS’ FEES.  If a dispute arises concerning the performance, meaning or interpretation of any provision of this Agreement or any document executed in connection with this Agreement, then the prevailing party in such dispute shall be awarded any and all costs and expenses incurred by the prevailing party in enforcing, defending or establishing its rights hereunder or thereunder, including, without limitation, court costs and attorneys’ and expert witness fees.  In addition to the foregoing award of costs and fees, the prevailing party also shall be entitled to recover its attorneys’ fees incurred in any post-judgment proceedings to collect or enforce any judgment.

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(h)           NO PARTNERSHIP.  Nothing in this Agreement shall be construed or interpreted to constitute any Dealer Manager or any Soliciting Dealer as being in association with or in partnership with the Company, the Operating Partnership or one another, and instead, this Agreement only shall constitute each Dealer Manager as a broker authorized by the Company to sell and to manage the sale by others of the Shares according to the terms set forth in the Registration Statement, the Prospectus or this Agreement.  Nothing herein contained shall render any Dealer Manager, the Company nor the Operating Partnership liable for the obligations of any Soliciting Dealer or one another.

(i)           THIRD PARTY BENEFICIARIES.  Except for the Persons referred to in Section 8 and Section 9, there shall be no third party beneficiaries of this Agreement, and no provision of this Agreement is intended to be for the benefit of any Person not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement.  Except for the Persons referred to in Section 8 and Section 9, no third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against any party to this Agreement.  Each of the Persons referred to in Section 8 and Section 9 shall be a third party beneficiary of this Agreement.

(j)           ENTIRE AGREEMENT.  This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.  This Agreement may not be modified or amended other than by an agreement in writing.

(k)           NONWAIVER.  The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.

(l)           ACCESS TO INFORMATION.  The Company may authorize the Company’s transfer agent to provide information to the Dealer Managers and each Soliciting Dealer regarding recordholder information about the clients of such Soliciting Dealer who have invested with the Company on an on-going basis for so long as such Soliciting Dealer has a relationship with such clients.  RCS, on behalf of the Dealer Managers, shall require in each Soliciting Dealer Agreement that the Soliciting Dealer not disclose any password for a restricted website or portion of a restricted website provided to such Soliciting Dealer in connection with the Offering and not disclose to any Person, other than an officer, director, employee or agent of such Soliciting Dealer, any material downloaded from such a restricted website or portion of a restricted website.

(m)           COUNTERPARTS.  This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

(n)           ABSENCE OF FIDUCIARY RELATIONSHIPS.  The parties acknowledge and agree that (i) the Dealer Managers’ responsibility to the Company and the Operating Partnership is solely contractual in nature, and (ii) the Dealer Managers do not owe the Company, the Operating Partnership, any of their respective affiliates or any other Person any fiduciary (or other similar) duty as a result of this Agreement or any of the transactions contemplated hereby.

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(o)           DEALER MANAGER INFORMATION.  Prior to the initial Effective Date, the parties will expressly acknowledge and agree as to the information furnished to the Company by the Dealer Managers expressly for use in the Registration Statement.

(p)           PROMOTION OF DEALER MANAGER RELATIONSHIP.  The Company and the Dealer Managers will cooperate with each other in good faith in connection with the promotion or advertisement of their relationship in any release, communication, sales literature or other such materials and shall not promote or advertise their relationship without the approval of the other party in advance, which shall not be unreasonably withheld or delayed.

(q)           TITLES AND SUBTITLES.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement between you, the Company and the Operating Partnership in accordance with its terms.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have each duly executed this Dealer Manager Agreement as of the day and year first set forth above.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:	/s/ Nicholas S. Schorsch
Name:	Nicholas S. Schorsch
Title:	Chief Executive Officer

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

By:	American Realty Capital Properties, Inc.,
its General Partner

By:	/s/ William M. Kahane
Name:	William M. Kahane
Title:	President

Accepted as of the date first above written:

REALTY CAPITAL SECURITIES, LLC

By:	/s/ Louisa H. Quarto
Name: Louisa H. Quarto
Title: President

LADENBURG THALMANN & CO. INC.

By:	/s/ Steven Kaplan
Name: Steven Kaplan
Title: Managing Director

Exhibit A

Form of Lock Up Agreement

___________________, 2011
Realty Capital Securities, LLC
Three Copley Place, Suite 3300
Boston, Massachusetts 02116

Ladenburg Thalmann & Co. Inc.
520 Madison Avenue, 9th Floor
New York, New York 10022

Re:  American Realty Capital Properties, Inc. — Initial Public Offering of Common Stock

Ladies and Gentlemen:

This Agreement is being delivered to you in connection with the Dealer Manager Agreement (the “Dealer Manager Agreement”) among American Realty Capital Properties, Inc., a Maryland corporation (the “Company”), Realty Capital Securities, LLC (“RCS”) and Ladenburg Thalmann & Co. Inc. (“Ladenburg” and together with RCS, the “Dealer Managers”), relating to the offering of shares of the common stock, par value $0.01 per share (the “Common Stock”) of the Company pursuant to a registration statement (File No. 333-172205) on Form S-11 (the “Offering”).

In order to induce you and the Company to sell shares of Common Stock at a discount, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Dealer Managers that, during the period beginning on and including the date of the closing of the Offering through and including the date that is the 180th day after the date of the closing of the Offering (the “Lock-Up Period”), the undersigned will not, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, grant any option for the sale of or otherwise dispose of, or announce the intention to otherwise dispose of, any Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock; (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions set forth in the immediately preceding paragraph shall not apply to any transfers made by the undersigned (i) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (ii) by will or intestate succession upon the death of the undersigned, or (iii) as a bona fide gift to a charity or educational institution; provided, however, that in the case of any transfer described in clauses (i) and (ii) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Dealer Managers, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Dealer Managers, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) reporting a reduction in beneficial ownership of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is being made as a gift or by will or intestate succession. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, father-in-law, mother-in-law, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

Any Common Stock or Beneficially Owned Shares acquired by the undersigned in the open market after the date of this Agreement will not be subject to the restrictions set forth in this agreement.  After the date of this agreement, the undersigned may at any time enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of Common Stock or Beneficially Owned Shares, if then permitted by the Company, provided, however, that the shares subject to such plan shall be subject to the restrictions set forth in this agreement.

In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act of any Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares, and (ii) the Company may, with respect to any Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the undersigned and upon the heirs, personal representatives, successors and assigns of the undersigned.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

(Name of Stockholder — Please Print)

(Signature)

Address:

Exhibit B

Form of Legal Opinion of Proskauer

Exhibit C

Form of Negative Assurances Letter of Proskauer

Exhibit D

Form of Legal Opinion of Venable

Exhibit E

Form of Irrevocable Letter of Direction

________________, 2011

[Name of applicable ARC Entity]1
405 Park Avenue
New York, New York 10022

Ladies and Gentlemen:

           Reference is made to that certain Subscription Agreement, dated __________, 2011 (the “Subscription Agreement”), by and between the undersigned and American Realty Capital Properties, Inc. (the “Company”).

In connection with my rights as a member of ____________ (the “Fund”), you hereby are irrevocably instructed to pay to the Company from the liquidating distribution to which the undersigned is entitled as a member of the Fund, an amount equal to $_________2.  The undersigned hereby represents and warrants that he, she or it owns and holds his, her or its interest in the Fund beneficially and of record, free and clear of any suit, proceeding, security interest, lien or any other encumbrance of any kind or nature.  This irrevocable letter of direction shall automatically terminate if the undersigned receives notice from the Company that it has not accepted the Subscription Agreement on or before September 6, 2011.   The Company agrees to promptly notify the Fund if it has accepted the Subscription Agreement.  The Company shall be deemed a third party beneficiary of this letter.

[Signatures on following pages.]

1	Either ARC Income Properties, LLC or ARC Income Properties III, LLC.
2	Equal to the number of Shares purchased multiplied by $12.04 per share.

Corporate/Limited Liability Company Signature Page to Irrevocable Letter of Direction.

[Name of Corporation/LLC]

By:
Name:
Title:

Individual Signature Page to Irrevocable Letter of Direction.

Partnership Signature Page to Irrevocable Letter of Direction.

[Name of LP]

By:
Name:
Title:

Acknowledged and agreed to as
of the date first written above:

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:
Name:
Title:

Exhibit F

Form of Subscription Agreement

AMERICAN REALTY CAPITAL PROPERTIES, INC.

SUBSCRIPTION AGREEMENT

We, American Realty Capital Properties, Inc., are selling a minimum of 5,400,000 shares of common stock (including the sale of shares of our common stock to holders of interests in ARC Income Properties, LLC and ARC Income Properties III, LLC (collectively, the “Funds”)) and a maximum of 8,800,000 shares of common stock in connection with this Offering.

If subscriptions for at least the minimum offering have not been received and accepted by July ___, 2011, which is 60 days after the effective date of this Offering, or our common stock is not approved for listing on the NASDAQ Capital Market upon official notice of issuance at such time, we will promptly notify our UMB Bank, National Association, this Offering will be terminated and your funds and subscription agreement will be returned to you within ten days after the date of such termination.

Interest will accrue on funds in the escrow account as applicable to the short–term investments in which such funds are invested.  During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit.  Such interest will be paid to subscribers upon the termination of the escrow period, subject to withholding for taxes pursuant to applicable Treasury Regulations.  We will bear all expenses of the escrow and, as such, any interest to be paid to any subscriber will not be reduced for such expense.

Your broker dealer or registered investment adviser should MAIL properly completed and executed ORIGINAL documents, along with your check payable to “UMB Bank, National Association, Escrow Agent for American Realty Capital Properties, Inc.” to us at the following address:

American Realty Capital Properties, Inc.
c/o DST Systems, Inc.
430 W 7th  Street
Kansas City, MO 64105
Phone:   (866) 771-2088
Fax:       (877) 694-1113

*For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

DST Systems, Inc. will deposit your check into an account held with our escrow agent, UMB Bank, National Association.

If you are the holder of an interest in either or both of the Funds, with the prior written consent of Realty Capital Securities, LLC and Ladenburg Thalmann & Co. Inc., the requirement that subscription funds be deposited into the escrow account may be waived, provided that you execute and deliver an irrevocable letter of direction substantially in the form of Exhibit A hereto to us at the following address indicated above.

If you have any questions, please call your registered representative or Realty Capital Securities, LLC at (877) 373-2522.

Instructions to Subscribers

Section 1: Indicate investment amount. ( Make all checks payable to “UMB, National Association, Escrow Agent for American Realty Capital Properties, Inc.”)

Section 2: Choose type of ownership

Non-Custodial Ownership

—	Accounts with more than one owner must have ALL PARTIES SIGN where indicated on page 3.

—	Be sure to attach copies of all plan documents for Pension Plans, Trusts or Corporate Partnerships required in section 2.

Custodial Ownership

For New IRA/Qualified Plan Accounts, please complete the form/application provided by your custodian of choice in addition to this subscription document and forward to the custodian for processing.

For existing IRA Accounts and other Custodial Accounts, information must be completed BY THE CUSTODIAN. Have all documents signed by the appropriate officers as indicated in the Corporate Resolution (which are also to be included).

Section 3: All names, addresses, dates of birth, Social Security or Tax I.D. numbers of all investors or Trustees

Section 4: To be signed and completed by your Financial Advisor (be sure to include CRD number for Financial Advisor and Broker Dealer Firm and the Branch Manager’s signature)

Section 5: Have ALL investors initial and sign where indicated on Page 3.

Section 6: All investors must complete and sign the substitute W9.

1.           YOUR INITIAL INVESTMENT:  Make all checks payable to “UMB Bank, National Association, Escrow Agent for American Realty Capital Properties, Inc.”

Number of shares purchased: ______________________	Brokerage Account No.: ___________
Purchase price per share: $________________	(If applicable)
Aggregate purchase price: $ _______________________

Cash, cashier’s checks/official bank checks in bearer form, foreign checks, money orders, third party checks, or traveler’s checks will not be accepted.

☐           I/WE AM/ARE DIRECTORS, OFFICERS, EMPLOYEES OR OTHER INDIVIDUALS ASSOCIATED WITH THE COMPANY OR A FAMILY MEMBER OF ONE OF THE FOREGOING.

☐           I/WE AM/ARE A HOLDER OF INTERESTS IN ARC INCOME PROPERTIES, LLC OR ARC INCOME PROPERTIES III, LLC AND AM/ARE EXECUTING AND DELIVERING AN IRREVOCABLE LETTER OF DIRECTION SUBSTANTIALLY IN THE FORM OF EXHIBIT A HERETO.

☐           I/WE AM/ARE (A) PURCHASING SHARES PURSUANT TO THE COMPANY'S DIRECTED SHARE PROGRAM OR (B) AN AFFILIATE(S) OF THE COMPANY OR AMERICAN REALTY CAPITAL II, LLC PURCHASING SHARES PURSUANT TO THE COMPANY'S DISCOUNTED SHARE PROGRAM, AND AM/ARE EXECUTING AND DELIVERING A LOCK-UP LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT B HERETO.

☐           CHECK HERE IF ADDITIONAL PURCHASE AND COMPLETE NUMBER 3 BELOW.

2.	FORM OF OWNERSHIP: (Select only one)
☐☐
Non-Custodial Ownership	Custodial Ownership
Individual  ☐

Joint Tenant (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)  ☐

Tenants in Common  ☐

TOD  –  Optional designation of beneficiaries for individual joint owners with rights of survivorship or tenants by the entireties.(Please complete Transfer on Death Registration Form which you can obtain from Realty Capital Securities, LLC)  ☐

Uniform Gift/Transfer to Minors (UGMA/UTMA)  ☐

     Under the UGMA/UTMA of the State of  _____________

Pension or Other Retirement Plan (Include Plan Documents)  ☐

Trust (Include title and signature pages of Trust Documents)  ☐

Corporation or Partnership (Include Corporate Resolution or Partnership Agreement, as applicable) ☐

Other  ☐ _______________ (Include title and signature pages)

Third Party Administered Custodial Plan
(new IRA accounts will require an additional application)
☐ IRA   ☐ ROTH/IRA
☐ SEP/IRA   ☐ SIMPLE
☐ OTHER

Name of Custodian: ____________________________________

Mailing Address: ______________________________________

City, State Zip: ________________________________________

Custodian Information (To be completed by Custodian above)

Custodian Tax ID #: ____________________________________

Custodian Account #: ___________________________________

Custodian Phone  #: ____________________________________

3.	INVESTOR INFORMATION (Please print name(s) in which shares are to be registered.)

A.	Individual/Trust/Beneficial Owner

First Name: ____________________________	Middle Name: _____________________

Last Name: _____________________________	Tax ID or SS#: _____________________

Street Address: __________________________	City: ____________ State: ____ Zip: _______

Date of Birth: (mm/dd/yyyy):____/____/________

If Non-U.S. Citizen, specify Country of Citizenship:___________________________________

Daytime Phone #:_____________ U. S. Driver’s License Number (if available):_____________________

State of Issue: __________

Email Address:

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing in the form attached as Exhibit C hereto.  Any such request will be subject to our verification.

B. Joint Owner/Co-Trustee/Minor

First Name: _______________________________   Middle Name: __________________

Last Name: _______________________________    Tax ID or SS#: ___________________

Street Address: ___________________________     City: _______________ State: ____ Zip: ______

Date of Birth: (mm/dd/yyyy)____/____/________

If Non-U.S. Citizen, specify Country of Citizenship:___________________________________

Daytime Phone #:_________________

U.S. Driver’s License Number (if applicable) :__________________ State of Issue:________________

Email Address:

C. Residential Street Address (This section must be completed for verification purposes if mailing address in section 3A is a P.O. Box)

Street Address: ________________________________________________________________

City: __________________________________________ State: _____________ Zip: _______

D. Trust/Corporation/Partnership/Other (Trustee’s information must be provided in sections 3A and 3B)

Date of Trust: ___/__/__

Entity Name/Title of Trust:

Tax ID Number:

E. Government ID (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy.

Place of Birth: ___________________________  ____________________  ______________
                             City                                                  State/Providence                Country

Immigration  Status:     Permanent resident     ☐    Non-permanent resident     ☐       Non-resident  ☐

Check which type of document you are providing:

☐  U.S. Driver’s License     ☐     INS Permanent resident alien card       ☐     Passport with U.S. Visa       ☐     Employment Authorization Document

☐  Passport without U.S. Visa

Bank Name (required): ____________      Account No. (required): ____________

☐  Foreign national identity documents
Bank address (required): ___________ Bank Phone No. (required):____________

Number for the document checked above and country of issuance: ______________________________________

F. Employer: _______________________________________________________________________________
Retired:  ☐

4.	DISTRIBUTIONS (Select only one)

Complete this section to elect how to receive your dividend distributions.
IRA accounts may not direct distributions without the custodian’s approval.
I hereby subscribe for shares of American Realty Capital Properties, Inc. and elect the distribution option indicated below:

A.	____ Mail Check to the address of record

B.	____ Credit Dividend to my IRA or Other Custodian Account

C.
____ Cash/Direct Deposit (Please attach a pre-printed voided check (Non-Custodian Investors only). I authorize American Realty  Capital Properties, Inc. or its agent to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify American Realty Capital Properties, Inc. in writing to cancel it. If American Realty Capital Properties, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name/Entity Name/Financial Institution:

Mailing Address: ____________________________________City: __________State: _______ Zip: _________

Account Number:                                                                          Your Bank’s ABA/Routing Nbr:

Your Bank’s Account Number:
Checking Acct:                                                                                Savings Acct:

PLEASE ATTACH COPY OF VOIDED CHECK TO THIS FORM IF FUNDS ARE TO BE SENT TO A BANK

*
The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature                Signature

5.	ELECTRONIC DELIVERY

☐ Check the box if you consent to the electronic delivery of documents, including the prospectus, prospectus supplements, annual and quarterly reports, and other stockholder communication and reports. E-mail address in Section 3 is required. Please carefully read the following representations before consenting to receive documents electronically. By checking this box and consenting to receive documents electronically, you represent the following:

i.
I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification of the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

ii.
I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

iii.
I acknowledge that I may receive at no cost from American Realty Capital Properties, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

iv.
I understand that if the e-mail notification is returned to American Realty Capital Properties, Inc. as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital Properties, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital Properties, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record.

v.
I understand that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

6.	BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The financial advisor must sign below to complete order.  The financial advisor hereby represents and warrants that he/she is duly licensed and may lawfully sell shares of American Realty Capital Properties, Inc.

Broker-Dealer:______________	Financial Advisor Name/RIA:__________________________

Mailing Address:

City:	State: Zip:

Telephone No.: _______________________________

Email Address:______________________	Fax No.:

Broker Dealer CRD Number:_____________	Financial Advisor CRD Number:___________________

☐ Check this box to indicate whether submission is made through the Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative of a Broker-Dealer, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA.

I acknowledge that (1) by checking the above box or (2) if the sale of shares pursuant to this Subscription Agreement is to our directors, officers, employees and other individuals associated with us and members of their families, I WILL NOT RECEIVE A SALES COMMISSION.  Further, I acknowledge that if the sale of shares pursuant to this Subscription Agreement is to a holder of interests in one or both of the Funds, I WILL RECEIVE A REDUCED SELLING COMMISSION.

The undersigned further represents and certifies that in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor and /or RIA Signature:_______________________________________________	Date:______________

Branch Manager Signature:_________________________________________________________	Date:______________

7.	SUBSCRIBER SIGNATURES

The undersigned hereby confirms her/his/its agreement to purchase the shares on the terms and conditions set forth herein and acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following: (you must initial each of the representations below)

Owner	Co-Owner	a) I/We have received the final prospectus of American Realty Capital Properties, Inc.

Owner	Co-Owner	b) I/We accept terms of the charter, as amended, of American Realty Capital Properties, Inc.

Owner	Co-Owner	c) I/We am/are purchasing shares for my/our own account.

Owner	Co-Owner	d) I/We am/are in compliance with the USA PATRIOT Act and not on any governmental authority watch list.

Owner	Co-Owner	e) If an affiliate of American Realty Capital Properties, Inc., I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

Owner Signature:__________________________________________________________________	Date:______________

Co-Owner Signature:_______________________________________________________________	Date:______________

Signature of Custodian(s) or Trustee(s) (if applicable). Current Custodian must sign if investment is for an IRA Account

Authorized Signature (Custodian or Trustee):____________________________________________	Date:______________

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

What Number to Give the Requester.  — Social Security numbers (“SSN”) have nine digits separated by two hyphens: i.e., 000-00-0000.  Employer identification numbers (“EIN”) have nine digits separated by only one hyphen: i.e., 00-0000000.  The table below will help determine the number to give the payer.  All “Section” references are to the Internal Revenue Code of 1986, as amended.  “IRS” means the Internal Revenue Service. “TIN” means taxpayers identification number.

For this type of account:	Give the SSN of:
1. An individual’s account	The individual

2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee(1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner(1)

5. Sole proprietorship or single-owner LLC	The owner(3)

For this type of account:	Give the EIN of:
6. Sole proprietorship or single-owner LLC	The owner(3)

7. A valid trust, estate, or pension trust	The legal entity(4)

8. Corporate or LLC electing corporate status on Form 8832	The corporation

9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

10. Partnership or multi-member LLC	The partnership or LLC

11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity

12. A broker or registered nominee	The broker or nominee

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)
You must show your individual name and you also may enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.

(4)
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note. If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a TIN, apply for one immediately.  To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf.  You also may get this form by calling 1-800-772-1213.  Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN.  You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics.  You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

Backup withholding is not required on any payments made to the following payees:

•
An organization exempt from tax under Section 501(a), an individual retirement account (“IRA”), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

•	The United States or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•	A foreign government or any of its political subdivisions, agencies or instrumentalities.

•	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A common trust fund operated by a bank under Section 584(a).

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under Section 664 or described in Section 4947.

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding.

Check the “Exempt TIN” box in Part 4 of the attached Substitute Form W-9, furnish your TIN, sign and date the form and return it to the payer.  Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA.  The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return.  The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws.  The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return.  Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer.  Certain penalties also may apply.

Penalties

•
Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

•	Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.

•	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

•	Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

8.	SUBSTITUTE W-9

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding.  If the box in Part 3 is checked and a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS. See the guidelines below for instructions on how to fill out the Substitute W-9.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)	Part 1 – PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social security number OR Employer Identification Number

Part 2 – Certification – Under penalties of perjury, I certify that:
(1)  The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);
(2)  I am not subject to backup withholding because (a) I am exempt from withholding or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3)  I am a U.S. person (including a U.S. resident alien)

CERTIFICATION INSTRUCTIONS – YOU MUST CROSS OUT ITEM (2) IN PART 2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURNS.  HOWEVER, IF AFTER BEING NOTIFIED BY THE IRS STATING THAT YOU WERE SUBJECT TO BACKUP WITHHOLDING YOU RECEIVED ANOTHER NOTIFICATION FROM THE IRS STATING YOU ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING, DO NOT CROSS OUT ITEM (2).  IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING, CHECK THE BOX IN PART 4.

SIGNATURE:                                                DATE:

Name (Please Print):

Address (Please Print):

Part 3 – Awaiting TIN ☐ Part 4 – Exempt TIN ☐

NOTE:  FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU FROM THE ESCROW ACCOUNT. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and that either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center for Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Depositary by the time of payment, 28% of all reportable payments made to me will be withheld.

SIGNATURE:                                                                         Date:

Exhibit A

Form of Irrevocable Letter of Direction

________________, 2011

[Name of applicable ARC Entity]1
405 Park Avenue
New York, New York 10022

Ladies and Gentlemen:

Reference is made to that certain Subscription Agreement, dated __________, 2011 (the “Subscription Agreement”), by and between the undersigned and American Realty Capital Properties, Inc. (the “Company”).

In connection with my rights as a member of ____________ (the “Fund”), you hereby are irrevocably instructed to pay to the Company from the liquidating distribution to which the undersigned is entitled as a member of the Fund, an amount equal to $_________2.  The undersigned hereby represents and warrants that he, she or it owns and holds his, her or its interest in the Fund beneficially and of record, free and clear of any suit, proceeding, security interest, lien or any other encumbrance of any kind or nature.  This irrevocable letter of direction shall automatically terminate if the undersigned receives notice from the Company that it has not accepted the Subscription Agreement on or before ____________, 20113.   The Company agrees to promptly notify the Fund if it has accepted the Subscription Agreement.  The Company shall be deemed a third party beneficiary of this letter.

[Investor Signature]

Acknowledged and agreed to as
of the date first written above:

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:
Name:
Title:

1 Either ARC Income Properties, LLC or ARC Income Properties III, LLC.

2 Equal to the number of shares purchased multiplied by $12.04 per share.

3 60 days after the effective date of the Company’s registration statement.

Exhibit B

Form of Lock Up Agreement

___________________, 2011
Realty Capital Securities, LLC
Three Copley Place, Suite 3300
Boston, Massachusetts 02116

Ladenburg Thalmann & Co. Inc.
520 Madison Avenue, 9th Floor
New York, New York 10022

Re:  American Realty Capital Properties, Inc. — Initial Public Offering of Common Stock

Ladies and Gentlemen:

This Agreement is being delivered to you in connection with the Dealer Manager Agreement (the “Dealer Manager Agreement”) among American Realty Capital Properties, Inc., a Maryland corporation (the “Company”), Realty Capital Securities, LLC (“RCS”) and Ladenburg Thalmann & Co. Inc. (“Ladenburg” and together with RCS, the “Dealer Managers”), relating to the offering of shares of the common stock, par value $0.01 per share (the “Common Stock”) of the Company pursuant to a registration statement (File No. 333-172205) on Form S-11 (the “Offering”).

In order to induce you and the Company to sell shares of Common Stock at a discount, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Dealer Managers that, during the period beginning on and including the date of the closing of the Offering through and including the date that is the 180th day after the date of the closing of the Offering (the “Lock-Up Period”), the undersigned will not, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, grant any option for the sale of or otherwise dispose of, or announce the intention to otherwise dispose of, any Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock; (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions set forth in the immediately preceding paragraph shall not apply to any transfers made by the undersigned (i) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (ii) by will or intestate succession upon the death of the undersigned, or (iii) as a bona fide gift to a charity or educational institution; provided, however, that in the case of any transfer described in clauses (i) and (ii) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Dealer Managers, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Dealer Managers, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) reporting a reduction in beneficial ownership of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is being made as a gift or by will or intestate succession. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, father-in-law, mother-in-law, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

Any Common Stock or Beneficially Owned Shares acquired by the undersigned in the open market after the date of this Agreement will not be subject to the restrictions set forth in this agreement.  After the date of this agreement, the undersigned may at any time enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of Common Stock or Beneficially Owned Shares, if then permitted by the Company, provided, however, that the shares subject to such plan shall be subject to the restrictions set forth in this agreement.

In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act of any Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares, and (ii) the Company may, with respect to any Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the undersigned and upon the heirs, personal representatives, successors and assigns of the undersigned.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

(Name of Stockholder — Please Print)

(Signature)

Address:

Exhibit C

Form of Discounted Share Purchase Letter

________________, 2011

American Realty Capital Properties, Inc.
405 Park Avenue
New York, New York 10022

Ladies and Gentlemen:

Reference is made to that certain Subscription Agreement, dated __________, 2011 (the “Subscription Agreement”), by and between the undersigned and American Realty Capital Properties, Inc. (the “Company”).

[Please Check Applicable Box.]

☐           I am purchasing ____________ shares of the Company’s common stock at a price of $11.50 per share, reflecting the fact that selling commissions and dealer manager fees will not be payable in connection with such purchase, as a participant in the Company’s directed share program.

☐           In connection with my rights as a member of ____________ (the “Fund”), I am purchasing ___________ shares of the Company’s common stock at a price of $12.04 per share, reflecting the fact that selling commissions will be 3.5%, and dealer manager fees will be 0.985%, of the gross proceeds from such sales, as a participant in the Company’s discounted share program.

[Investor Signature]

Acknowledged and agreed to as
of the date first written above:

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:
Name:
Title: